David J. Feingold, Esquire
                                 Feingold & Kam
                          3300 PGA Boulevard, Suite 410
                          Palm Beach Gardens, FL 33418
                            Telephone: (561) 630-6727
                               Fax: (561) 630-8936


June 1, 2001

P.D.C. Innovative Industries, Inc.
3701 NW 126th Avenue
Corporate Park, Bay 5
Coral Springs, FL  33065

     RE: Registration Statement on Form SB-2 re 8,296,721
         Shares of Common Stock (registration No.________)

Ladies and Gentlemen:

     I have acted as counsel to P.D.C. Innovative Industries, Inc., a Nevada Corporation (the "Registrant"), in connection with the filing of a Registration Statement on form SB-2 under the Securities Act of 1933 (the "Registration Statement") to which this opinion is an exhibit with respect to the offer and sale by certain beneficial owners of 8,296,721 common shares of the Registrant's stock.

     I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquires I deem necessary for purposes of rendering this opinion.

     I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

     Based on the foregoing and in reliance thereon, I am of the opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     I consent to the use of my name in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with other states that may require such filing in connection with the registration of said Registered Securities for offer and sale in said states.


                                   Sincerely,

                                   /s/ Feingold & Kam
                                   -----------------------
                                   Attorneys at Law